                                                                    EXHIBIT 10.8

                                                                  CONFORMED COPY

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                 THIRD AMENDED AND RESTATED SECURITY AGREEMENT
                    RE:  RECEIVABLES, INVENTORY, EQUIPMENT,
                                 AND DOCUMENTS






                            Dated as of July 1, 1996






                                 By and Between


                               U.S. RENTALS, INC.
                                                                 (the "Company")


                                      And


                       BANK OF AMERICA NATIONAL TRUST AND
                    SAVINGS ASSOCIATION, as Collateral Agent
                                                        (the "Collateral Agent")


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

                               TABLE OF CONTENTS

Section                              Heading                                   Page

Parties.....................................................................     1

Recitals....................................................................     1
   Section 1.       Grant of Security Interest in the Collateral............     3
   Section 2.       Terms Defined in the Credit Agreement...................     6
   Section 3.       Covenants, Agreements, Representations and Warranties...     6
   Section 4.       Special Provisions Re: Receivables......................    12
   Section 5.       Collection of Receivables...............................    13
   Section 6.       Special Provisions Re: Inventory........................    15
   Section 7.       Power of Attorney.......................................    16
   Section 8.       Defaults and Remedies...................................    16
   Section 9.       Application of Proceeds.................................    19
   Section 10.      Continuing Agreement....................................    19
   Section 11.      Miscellaneous...........................................    19

Signature...................................................................    22

Attachments to Security Agreement:

Exhibit  1  --   Form of Account Letter Agreement
Schedule A  --   Description of Accounts
Schedule B  --   Locations
Schedule C  --   Permitted Trade Names

                 THIRD AMENDED AND RESTATED SECURITY AGREEMENT

                    RE:  RECEIVABLES, INVENTORY, EQUIPMENT,
                                 AND DOCUMENTS

       This Third Amended and Restated Security Agreement (the "Agreement") is dated as of July 1, 1996, by and between U.S. Rentals, Inc., a California corporation, with its mailing address at 1581 Cummins Drive, Suite 155, Modesto, California 95358 (the "Company"), and Bank of America National Trust and Savings Association, acting as collateral agent hereunder for the Banks and the Agent (as hereinafter defined) and for the Noteholders hereinafter identified and defined (in such capacity, and any successor or successors thereto acting in such capacity, being hereinafter referred to as the "Collateral Agent"), with its mailing address at 1455 Market Street, 13th Floor, San Francisco, California 94103, Attention: Agency Management Services No. 10831.

                                   RECITALS:

       A. The Company and Bank of America National Trust and Savings Association (in its capacity as a lender, "BofA") have heretofore entered into that certain First Amended and Restated Credit Agreement dated as of August 11, 1995 (as amended from time to time, the "BofA Credit Agreement"), pursuant to which BofA has extended credit to the Company on the terms provided therein. The BofA Credit Agreement may be further amended, restated, superseded or otherwise modified from time to time in the form of a syndicated credit agreement among the Company, certain banks, including BofA, from time to time party thereto, and Bank of America National Trust and Savings Association, as the agent for such banks (in such capacity, and any successor or successors thereto acting in such capacity, being hereinafter referred to as the "Agent") (a "Syndicated
Credit Agreement"; such a Syndicated Credit Agreement and the BofA Credit Agreement are referred to collectively and separately, as applicable, as the "Credit Agreement"). The banks, including BofA, from time to time party to a Syndicated Credit Agreement and BofA, as a lender under the BofA Credit Agreement, are referred to herein as the "Banks."

       B. Loans outstanding under the BofA Credit Agreement were secured by that certain Revised, Amended and Restated Security Agreement (Receivables, Inventory, Equipment and Documents) dated September 30, 1990 (the "1990 Security Agreement").

       C. Pursuant to the terms of those certain Note Agreements dated as of August 15, 1995 (as amended from time to time, the "1995 Note Agreements"), between the Company and the several Purchasers named in Schedule I thereto (the "1995 Purchasers" and, together with each successive holder from time to time of the 1995 Senior Notes described below, the "1995 Noteholders"), the Company has heretofore sold and the 1995 Purchasers have heretofore purchased from the Company its (1) 6.82% Senior Secured Notes, Series A, Due 1999, in the aggregate principal amount of $10,000,000, (2) 6.89% Senior Secured Notes, Series B, Due 2000, in the aggregate principal amount of $10,000,000, (3) 7.04% Senior Secured Notes, Series C, Due 2001, in the aggregate principal amount of

$10,000,000, and (4) 7.13% Senior Secured Notes, Series D, Due 2002, in the aggregate principal amount of $20,000,000 (collectively, the "1995 Senior Notes").

       D. Loans outstanding under the BofA Credit Agreement and all obligations of the Company under the 1995 Note Agreements and the 1995 Senior Notes are secured by that certain Second Amended and Restated Security Agreement
Re: Receivables, Inventory, Equipment and Documents dated August 15, 1995 (the "1995 Security Agreement") which agreement amended and restated the 1990 Security Agreement.

       E. Pursuant to the terms of those certain Note Agreements dated as of July 1, 1996 (as amended from time to time, the "1996 Note Agreements"; the 1996 Note Agreements together with the 1995 Note Agreements are hereinafter referred to as the "Note Agreements"), between the Company and the several Purchasers named in Schedule I thereto (the "1996 Purchasers" and, together with each successive holder from time to time of the 1996 Senior Notes described below and with the 1995 Noteholders, the "Noteholders"), the Company has agreed to sell and the 1996 Purchasers have agreed to purchase from the Company its
(1) 7.62% Senior Secured Notes, Series E, Due 2001, in the aggregate principal amount of $20,000,000 and (2) 7.76% Senior Secured Notes, Series F, Due 2002, in the aggregate principal amount of $20,000,000 (collectively, the "1996 Senior Notes"; the 1996 Senior Notes together with the 1995 Senior Notes are hereinafter referred to as the "Senior Notes").

       F. As a condition to the continuance or maintenance of financial accommodations to be given to the Company by the Banks and the 1995 Noteholders, and as a condition precedent to the purchase of the 1996 Senior Notes by the 1996 Purchasers, BofA, the 1995 Noteholders and the 1996 Purchasers have required that the Company and the Collateral Agent enter into this Agreement amending and restating the 1995 Security Agreement in order to modify the terms, conditions and covenants thereof to provide that the obligations of the Company in respect of the Note Agreements and the Senior Notes constitute secured obligations thereunder, and as otherwise more particularly set forth herein.

       G. Pursuant to the terms of the Intercreditor Agreement dated as of August 15, 1995, as amended, modified or supplemented from time to time, among the Banks and the Noteholders, the Collateral Agent has agreed to act as collateral agent for and on behalf of the Agent, the Banks and the Noteholders.

       H. The Company has agreed to execute and deliver this Agreement to the Collateral Agent as collateral agent for the Agent, the Banks and the Noteholders.

       I. The Company has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and is in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.

     NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the purchase and acceptance of the 1996 Senior Notes by the 1996 Purchasers and the continuance and maintenance of financial accommodations by the Banks pursuant to the Credit Agreement and by the 1995 Noteholders pursuant to the 1995 Note Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby covenant and agree with the Collateral Agent as follows:

     Section 1. Grant of Security Interest in the Collateral. (a) The Company hereby ratifies and confirms its grant of a security interest in, and acknowledges and agrees that the Collateral Agent has and shall continue to have for the benefit of the Agent, the Banks and the Noteholders a continuing security interest in, any and all right, title and interest of the Company, whether now existing or hereafter acquired or arising, in and to:

            (1) Receivables. All Receivables, whether now existing or hereafter arising, and however evidenced or acquired, in which the Company now has or hereafter acquires any rights (the term "Receivables" means and includes accounts, accounts receivable, rents, contract rights, including without limitation rights under contracts for the purchase of supplies, instruments, notes, drafts, acceptances, documents, chattel paper, any right of the Company to payment for goods sold, leased or rented or for services rendered, whether arising out of the sale, lease or rental of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Company, and all of the Company's rights to any goods and merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing);

            (2) General Intangibles. All general intangibles, whether now owned or hereafter acquired or arising, or in which the Company now has or hereafter acquires any rights, including without limitation all causes of action, goodwill and similar intangibles and all income tax refunds, all privileges, franchises, immunities, licenses, permits and similar intangibles, any rights under contracts or agreements to which the Company is, or may become, a party (including, without limitation, all notes receivable from affiliates of the Company or any of its Subsidiaries), any rights to receive any payments in connection with the termination of any pension plan or employee stock ownership plan or trust established for the benefit of employees of the Company and all other intangible personal property (including things in action) not otherwise covered by this Agreement;

            (3) Know-How and Trade Secret Collateral. All know-how, inventions, processes, methods, information, data and plans, to the extent that the foregoing constitute trade secrets of the Company, and all licenses or other similar agreements granted to or by the Company with respect to any of the foregoing, in any case whether now existing or hereafter created or developed;

            (4) Inventory. All Inventory, whether now owned or hereafter acquired, and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods (i) which are held for sale, lease or rental, including without limitation any and all aerial work platforms, bulldozers, cranes, forklifts, earth moving equipment, compaction equipment, trucks, portable air compressors, hand tools, plumbing, landscape and garden equipment and all similar goods held for sale, lease or rental by the Company or are to be furnished under contracts of service or consumed in the Company's business, or (ii) which are raw materials, work-in-process, finished goods (including, without limitation, supplies and related products), packaging materials and all other materials and supplies of every nature in each case used or usable in connection with the acquisition, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing, rental or furnishing of such goods and any constituents or parts thereof, or (iii) which are returned or repossessed goods);

            (5) Equipment. All equipment (exclusive of equipment constituting Inventory as described in clause (4) above), whether now owned or hereafter acquired, wherever located, including without limitation, any and all apparatus, computer equipment, computer software, fittings, fixtures, furnishings, furniture, hardware improvements, machinery, building signs, maintenance and repair equipment, office equipment, copiers, security systems, telephone systems and typewriters as the same are now and will hereafter be constituted, whether now owned by the Company or hereafter acquired, together with all appliances, instruments, improvements, accessories, equipment, parts and appurtenances appertaining or attached thereto, or from time to time incorporated herein or installed as part thereof, and all substitutions, renewals and replacements of and additions, improvements, assessions and accumulations to all thereof which are now owned or hereafter acquired by the Company;

            (6) Accounts, Investments, Monies, etc. (i) All accounts now owned or hereafter acquired by the Company and, in any event shall include, without limitation, the accounts described on Schedule A attached hereto (the "Accounts"); and all funds held in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing the Accounts, (ii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Company or the Agent, the Banks for or on behalf of the Company in substitution for or in addition to any or all of the then existing Collateral (as defined below), (iii) all Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing such Investments and (iv) all cash, currency, coins and monies held by the Company or held in any deposit account by the Company (collectively, "Cash");

            (7) Other. Any and all other property or interests in property of any type whatsoever in the possession of the Company to the extent such property is not covered by the foregoing and to the extent a security interest may legally be granted in such property or interests in property under the Code (as hereinafter defined), but excluding in any event all real estate owned by the Company and fixtures thereon;

            (8) Records. Supporting evidence and documents relating to any of the above described property, including, without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, customer lists, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising (collectively, the "Records");

            (9) Additions. All additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising;

            (10) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and the proceeds thereof including, without limitation, the proceeds of any business interruption insurance or any key man life insurance policy covering the life of any officer or director of the Company, whether now existing or hereafter arising; and

            (11) Louisiana Collateral. Upon the execution of the Original Security Agreements between the Company and B of A on November 10, 1986, the Company and B of A executed separate collateral and security document applicable to certain property and rights situated in, or governed under the laws of, the State of Louisiana, including resolutions of the Board of Directors of the Company, Collateral Chattel Mortgage Notes, Collateral Chattel Mortgages, Collateral Pledge Agreements, Assignments of Accounts Receivable, and Notices of Assignments of Accounts Receivable (collectively the "Louisiana Collateral Documents"), certain of which Louisiana Collateral Documents were recorded with the offices of the Clerks of the Court and Recorders of Caddo, Jefferson and Ouachita Parishes, Louisiana. The State of Louisiana subsequently enacted into law a version of Article 9 of the Uniform Commercial Code (designated Chapter 9 of Title 10 of the Louisiana Revised Statutes, as amended). The Company, the Agent, the Banks and the Noteholders intend to continue in effect and perpetuate, in the name of the Collateral Agent, the collateral and security interest under Louisiana law with respect to such Collateral which is presently located in, or is subject to the laws of, the State of Louisiana, uninterrupted from November 10, 1986. Therefore, the Agent, the Banks, the Noteholders and the Company agree that this act of Third Amended and Restated Security Agreement Re: Receivables, Inventory, Equipment and Documents shall apply to and include all such Collateral as may now or in the future be situated in, or subject to the law of, the state of Louisiana, to the same extent and with the same ranking as is otherwise provided for in this act of Third Amended and Restated Security Agreement Re: Receivables, Inventory, Equipment and Documents;

all of the foregoing being herein referred to as the "Collateral".

       (b) Obligations Secured. The lien and security interest herein granted to the Collateral Agent for the benefit of the Agent, the Banks and the Noteholders is made and given to secure, and shall secure, the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) any and all indebtedness, obligations and liabilities of the Company to the Agent or the Banks under or in connection with or evidenced by
(x) the Credit Agreement or (y) the notes of the Company issued under the Credit Agreement or (z) this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) all indebtedness, obligations and liabilities of the Company to the Noteholders under or in connection with or evidenced by (x) the Note Agreements or (y) the Senior Notes issued by the Company in connection therewith or (z) this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (iii) all indebtedness, obligations and liabilities of the Company to the Collateral Agent under or in connection with or evidenced by this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (iv) any and all expenses and charges, legal or otherwise, suffered or incurred by the Collateral Agent, the Agent, the Banks and the Noteholders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i), (ii),
(iii) and (iv) above being hereinafter referred to as the "Secured
Obligations").

       (c) On the date the Company executes and delivers this Agreement, the security interests granted hereunder by the Company shall constitute valid security interests under the Code (as hereinafter defined) securing the Secured Obligations.

     Section 2. Terms Defined in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement as the Credit is in effect on the date hereof.

     Section 3. Covenants, Agreements, Representations and Warranties. The Company hereby covenants and agrees with, and represents and warrants to, the Collateral Agent, the Agent, the Banks and the Noteholders that:

            (a) Unless and to the extent the Collateral Agent shall otherwise consent in writing, the Collateral is and will remain in the Accounts or in the Company's possession or control or deemed to be located under the Code at the locations listed under Item A on Schedule B in the form attached hereto, or as Schedule B may hereafter be amended or modified by instrument in writing delivered to the Collateral Agent (collectively the "Permitted Collateral Locations"), except for (i) Collateral which in the ordinary course of the Company's business as presently conducted is in transit between the Permitted Collateral Locations, (ii) Inventory which in the ordinary course of the Company's business as presently conducted is being shipped to customers of the Company or is in the possession of customers of the Company pursuant to a lease or rental arrangement between such customer and the Company, and (iii) Inventory in transit to the Company at a Permitted Collateral Location from the supplier of such items. The Company shall not hold Cash in any depository account other than the Accounts and any other accounts of which the Company has given the Collateral Agent written notice pursuant to periodic updates made by the Company at the Collateral Agent's request. Upon the occurrence of an Event of Default hereunder and upon the request of the Collateral Agent, the Company shall execute an Account Letter Agreement covering such depository account(s) substantially in the form of Exhibit 1 attached hereto and such Account Letter Agreement shall be acknowledged and agreed to by the subject bank; provided that, on or prior to the effective date hereof, the Company shall execute and deliver an Account Letter Agreement acknowledged and agreed to by the Collateral Agent covering the concentration account No. 12331-13468 of the Company maintained with BofA. If for any reason Collateral is at any time kept or located at locations other than those permitted by the foregoing, the Collateral Agent shall nevertheless have and retain a security interest therein. As indicated on Schedule B, the Company owns or leases and will own or lease all the Permitted Collateral Locations. As of the date hereof, the Company's chief executive office and chief place of business is at 1581 Cummins Drive, Suite 155, Modesto, California 95358 and the Company has no other places of business other than those listed on said Schedule B. The Company will not maintain its chief executive office or places of business at any location other than those specified pursuant to the immediately preceding sentence without first providing the Collateral Agent 60 days' prior written notice of its intent to do so; provided, however, that such notice shall not be deemed effective until the Collateral Agent has acknowledged receipt thereof; provided, further, that the Company will at all times maintain its chief executive office in the State of California.

            (b) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including without limitation mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Collateral Agent therein and liens permitted under the Credit Agreement and Note Agreements (collectively the "Permitted Liens"). The Company will warrant and defend the Collateral against any claims and demands (other than the Permitted Liens) of all persons at any time claiming the same or any interest in the Collateral adverse to the Collateral Agent.

            (c) The Company will pay promptly when due all taxes, assessments, and governmental charges and levies upon or against the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of such Collateral or any material interference with the use thereof by the Company and (2) the Company shall have set aside on its books, reserves deemed by it to be adequate with respect thereto in accordance with and as required by GAAP.

            (d) The Company will not waste or destroy the Collateral or any part thereof and will not be negligent in the care and use of any Collateral. The Company will not use, sell, lease, rent or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. The Company will perform in all material respects its obligations under any contract or other agreement constituting a part of the Collateral, it being understood and agreed that the Collateral Agent, the Agent, the Banks and the Noteholders have no responsibility to perform such obligations.

            (e) Subject to (S)(S)(a), 6(b) and 6(c) hereof and except as permitted by the Credit Agreement and Note Agreements, the Company will not, without the Collateral Agent's prior written consent, sell, assign, mortgage, lease or otherwise dispose of or otherwise permit a Lien to exist on the Collateral or any interest therein.

            (f) The Company will insure the Collateral which is insurable against such risks and hazards as other companies similarly situated insure against, and including in any event commercial general and commercial liability insurance and such other coverage as the Collateral Agent may reasonably specify, in amounts and under policies written by companies of recognized national standing which are authorized to do business in the state in which the Collateral is located, and which are otherwise acceptable to the Collateral Agent, provided that the Company shall be permitted to self-insure in a commercially reasonable manner consistent with its current practices so long as adequate reserves with respect thereto are maintained. All premiums on third party insurance shall be paid by the Company and the policies of such insurance (or certificates therefor) delivered to the Collateral Agent.

          All such policies of insurance: (1) shall contain loss payable clauses to the Collateral Agent as its interest may appear (and, if the Collateral Agent requests, naming the Collateral Agent, the Agent, the Banks and the Noteholders as additional insureds therein), (2) in the case of policies covering loss or damage to the Collateral, shall provide that losses, if any, shall be payable solely to the Collateral Agent under a standard loss payable clause satisfactory to the Collateral Agent,
     (3) shall provide that the Collateral Agent's, the Agent's, the Banks' and the Noteholders' interests shall be insured regardless of any breach or violation by the Company of any warranties, declarations or conditions contained in such policies, (4) the insurers shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Company, (5) such insurance, as to the interest of the Collateral Agent and/or the Agent, the Banks and the Noteholders, as the case may be, therein, shall not be invalidated by the use or operation of the Collateral for purposes which are not permitted by such policies, nor by any foreclosures or other proceedings relating to the Collateral, nor by change in title to or ownership of the Collateral, (6) if any premium or installment is not paid when due, or if such insurance would lapse or be cancelled, terminated or materially changed for any reason whatsoever, the insurers will promptly notify the Collateral Agent and any such lapse, cancellation, termination or change shall not be effective as to the Collateral Agent and/or the Agent, the Banks and the Noteholders, as the case may be, for 30 days after receipt of such notice, and (7) appropriate certification shall be made to the Collateral Agent by each insurer with respect thereto.

          The Company hereby authorizes the Collateral Agent, upon the occurrence and during the continuation of any Event of Default hereunder, at the Collateral Agent's option to adjust, compromise and settle any losses under any insurance afforded, and the Company does hereby irrevocably constitute the Collateral Agent, its officers, agents and attorneys, as its attorneys-in-fact, with full power and authority, upon the occurrence and during the continuation of any Event of Default hereunder, to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance; but unless the Collateral Agent elects to adjust, compromise or settle losses as aforesaid, such adjustment, compromise and/or settlement shall be made by the Company, subject to final approval of the Collateral Agent in the case of losses exceeding $250,000.

            (g) The Company will, upon reasonable notice, at all times allow the Collateral Agent, the Agent, the Banks and the Noteholders, or their respective representatives, free access to and right of inspection of the Collateral located on premises under the Company's control; provided, however, so long as no Event of Default hereunder exists and is continuing, any such access or inspection shall only be allowed during the Company's normal business hours. The Company will, upon request of the Collateral Agent, and then only to the extent it is within the Company's power so to do, authorize and instruct all bailees and any other parties at any time holding, storing, shipping, leasing or renting all or any part of the Collateral to permit the Collateral Agent or its designees to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Collateral Agent may seek to verify. The Company shall have the right to accompany the Collateral Agent on any such examination or inspection. As to any premises not owned by the Company wherein any of the Collateral is located, the Company shall, upon the occurrence of an Event of Default hereunder and upon the request of the Collateral Agent, use its best efforts to cause each owner of such premises to enter into an agreement in form and substance satisfactory to the Collateral Agent subordinating any lien such owner may have by contract or under law with respect to such Collateral to the Lien of this Agreement, allowing the removal of such Collateral by the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

            (h) The Company agrees from time to time to deliver to the Collateral Agent, the Agent, the Banks and any Noteholder such evidence (including copies) of the existence and identity of the Collateral and of its availability as collateral security pursuant hereto, as the Collateral Agent, the Agent, the Banks or such Noteholder may reasonably request.

            (i) The Company will comply in all material respects with the terms and conditions of any leases, easements, right-of-way agreements or other agreements binding upon the Company or affecting the Collateral in each case which cover the premises owned, leased or otherwise controlled by the Company wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

            (j) The Company has not invoiced Receivables or otherwise transacted business, and does not invoice Receivables or otherwise transact business, under any trade names other than the Company's name set forth in the introductory paragraph of this Agreement and except for the invoicing of Receivables on invoices which contain one of the trade names listed on Schedule C attached hereto and made a part hereof, but which indicate such trade name to be a division of or trade name for the Company and so identify the Company by its correct corporate name. The Company will not change its name, or except as aforesaid, transact business under any trade name, in each case without first giving the Collateral Agent 30 days' prior written notice of its intent to do so, provided that in the case of any acquisition by the Company of any business entity or operation giving rise to the requirement to give notice to the Collateral Agent of the use of a new trade name pursuant to the foregoing, such notice shall be given to the Collateral Agent within 30 days following the date such acquisition is finalized.

            (k) The Company represents that this Agreement creates a valid security interest in the Collateral securing payment and performance of the Secured Obligations and that all filings and other action necessary to perfect such security interest have been taken. The Collateral Agent agrees to prepare, and the Company agrees to cooperate with the Collateral Agent to execute and deliver to the Collateral Agent, such further agreements and assignments or other instruments and to do all such other things necessary or reasonably appropriate to assure the Collateral Agent its security interest hereunder, including such financing statement or statements, continuation statements or amendments thereof or supplements thereto or other instruments as may from time to time be required in order to comply with the California Uniform Commercial Code and any successor statute(s) thereto (the "Code").

          All such statements, amendments and supplements prepared by the Collateral Agent shall be presented to the Company for its signature and shall be timely filed by the Collateral Agent in all such places as are necessary to maintain the Collateral Agent's perfected security interest in the Collateral. The Company agrees to deliver to the Collateral Agent on August 1, 2000 an opinion of counsel, which opinion may be from internal counsel, in the State of California and each other state in which Collateral may be located pursuant to the terms of this Agreement, to the effect that this Agreement continues to create a valid security interest in the Collateral securing payment and performance of the Secured Obligations subject to the Permitted Liens and that all filings and other action necessary to perfect such security interest have been taken. Such opinion shall also set forth and describe any filings or other actions which may reasonably be expected to become necessary within the immediately succeeding twenty-four-month period to maintain perfection of such security interest. All such filings and actions shall be promptly made by the Company. The Company hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Company wherever the Collateral Agent in its sole discretion desires to file the same.

          In the event for any reason the law of any jurisdiction other than California becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Company agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Collateral Agent as set forth herein under the law of such other jurisdiction to at least the same extent as such security interest would be protected under the Code. If any Collateral is in the possession or control of any of the Company's agents or processors and the Collateral Agent so requests, the Company agrees to notify such agents or processors in writing of the Collateral Agent's security interest therein and, upon the occurrence and continuance of an Event of Default hereunder and at the Collateral Agent's request, instruct all agents and processors in possession of Collateral to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's instructions. The Company agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

            (l) On failure of the Company to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Company immediately without notice or demand, shall constitute so much additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the rate per annum from time to time announced by Bank of America National Trust and Savings Association in San Francisco, California, as its prime commercial rate with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be effective on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Collateral Agent on behalf of the Company, and no such advancement or expenditure therefor, shall relieve the Company of any default under the terms of this Agreement. The Collateral Agent, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the sole judge in reasonably determining whether the Company is required to perform the same under the terms of this Agreement.

            (m) Immediately upon the Company's receipt thereof, the Company shall cause to be delivered to the Collateral Agent all chattel paper and instruments relating to the Inventory (other than motor vehicle title documents and other chattel paper evidencing title to equipment) which the Company now owns or may at any time or times hereafter acquire, with appropriate endorsement and assignment in favor of the Collateral Agent, with full recourse to the Company. Upon the request of the Collateral Agent, the Company shall cause to be delivered to the Collateral Agent all such motor vehicle title documents and other chattel paper evidencing title to equipment with appropriate endorsement and assignment in favor of the Collateral Agent, with full recourse to the Company.

            (n) The Company shall respond promptly to all reasonable requests of the Collateral Agent for information concerning the conduct of all lawsuits brought by the Company (or in which the Company participates) against any other Person.

     Section 4. Special Provisions Re: Receivables. (a) As of the time any Receivable becomes subject to the security interest provided for hereby, the Company shall be deemed to have warranted as to each and all of such Receivables that each Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting and, if such Receivable is an account receivable, arises out of a bona fide sale, lease or rental of goods by the Company to, or in the process of being delivered to, or out of and for services theretofore actually rendered by the Company to, the account debtor named therein; that no such Receivable is evidenced by any instrument or chattel paper unless such instrument or chattel paper is promptly endorsed by the Company and delivered to the Collateral Agent (other than chattel paper consisting of rental agreements and other ordinary course agreements relating to the lease, rental or sale of goods which shall only be delivered to the Collateral Agent after the occurrence of an Event of Default hereunder and upon the request of the Collateral Agent); that no surety bond was required or given in connection with said Receivable or the contracts or purchase orders out of which the same arose; and that if said Receivable is scheduled, listed or referred to on any Borrowing Base Certificate as an Eligible Receivable, that said Receivable qualifies as an Eligible Receivable as of the date covered by such Borrowing Base Certificate.

       (b) The Company shall keep all of its books and records relating to the Receivables only at its chief executive office and places of business as specified pursuant to (S)3(a).

       (c) Unless and until an Event of Default hereunder occurs and is continuing and the Collateral Agent notifies the Company otherwise, any goods sold by the Company which are returned by a customer or account debtor or otherwise recovered may be resold by the Company in the ordinary course of its business in accordance with (S)6(b) hereof; upon the occurrence and during the continuation of any Event of Default hereunder if the Company is so instructed by the Collateral Agent, such goods shall be set aside and held by the Company as trustee for the Collateral Agent, the Agent, the Banks and the Noteholders and shall remain part of the Collateral Agent's Collateral. Unless and until an Event of Default hereunder occurs and is continuing and the Collateral Agent notifies the Company otherwise, the Company may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of business and otherwise for amounts and on terms which the Company in good faith considers advisable. However, upon the occurrence and during the continuation of any Event of Default hereunder and if so instructed by the Collateral Agent, the Company shall notify the Collateral Agent promptly of all returns and recoveries and on request deliver the goods to the Collateral Agent. Upon the occurrence and during the continuation of any Event of Default hereunder and if so instructed by the Collateral Agent, the Company shall also notify the Collateral Agent promptly of all disputes and claims and settle or adjust them at no expense to the Collateral Agent, the Agent, the Banks or the Noteholders, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of goods shall be accepted by the Company without the Collateral Agent's consent. The Collateral Agent may, at all times upon the occurrence and during the continuation of any Event of Default hereunder, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Collateral Agent considers advisable.

     Section 5. Collection of Receivables. (a) Until an Event of Default hereunder has occurred and is continuing and the Collateral Agent instructs the Company otherwise, the Company shall make collection of all Receivables and may use the same to carry on its business in the ordinary course as presently conducted and otherwise subject to the terms thereof.

       (b) Upon the occurrence and during the continuation of any Event of Default hereunder, whether or not the Collateral Agent has exercised any or all of its rights under other provisions of this (S)5, upon the request of the Collateral Agent:

            (1) all instruments and chattel paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by the Company, be immediately endorsed to and deposited with the Collateral Agent; and/or

            (2) the Company shall instruct all account debtors to remit all payments in respect of Receivables to a lockbox or lockboxes under the sole custody and control of the Collateral Agent to be maintained at post offices selected by the Collateral Agent.

       (c) Upon the occurrence and during the continuation of any Event of Default hereunder, whether or not the Collateral Agent has exercised any or all of its rights under other provisions of this (S)5, the Collateral Agent or its designee may notify the Company's customers or account debtors at any time without prior notice to the Company that Receivables have been assigned to the Collateral Agent or of the Collateral Agent's security interest therein and either in its own name, or the Company's or both, demand, collect (including without limitation through a lockbox analogous to that described in (S)5(b)(2)), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Collateral Agent's discretion file any claim or take any other action or proceeding which the Collateral Agent may deem necessary or appropriate to protect and realize upon the security interest of the Collateral Agent in the Receivables.

       (d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Collateral Agent pursuant to any of the provisions of
(S)(S)5(b) or (c) shall be handled and administered by the Collateral Agent in and through a remittance account or accounts maintained by the Collateral Agent at a commercial bank or banks selected by the Collateral Agent (collectively the "Depository Banks" and individually a "Depository Bank") and the Company acknowledges that the maintenance of such remittance accounts by the Collateral Agent is solely for the Collateral Agent's own convenience and that the Company does not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof and shall be subject to the right of the Collateral Agent therein as set forth in this Agreement. The Collateral Agent may apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations then due and payable in such amounts and in such manner and order as set forth in the Intercreditor Agreement. The Collateral Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depository Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Collateral Agent and such Depository Bank as such. However, if the Collateral Agent does permit credit to be given for any item prior to a Depository Bank receiving final payment therefor and such Depository Bank fails to receive such final payment or an item is charged back to the Collateral Agent or any Depository Bank for any reason, the Collateral Agent may at its election in either instance charge the amount of such item back against any such remittance accounts, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any remittance account, the Company shall furnish the Collateral Agent with a report in such form as the Collateral Agent shall require identifying the particular Receivable or other Collateral from which the same arises or relates. The Company hereby indemnifies the Collateral Agent, the Agent, the Banks and the Noteholders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by such persons because of the maintenance of the foregoing arrangement, except for such liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and fees which result solely and directly from the gross negligence or willful misconduct of the person seeking to be indemnified. The Collateral Agent, the Agent, the Banks and the Noteholders shall have no liability or responsibility to the Company for a Depository Bank accepting any check, draft or other order for payment of money bearing the legend

"payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

     Section 6. Special Provisions Re: Inventory. (a) The Company at its own cost and expense will maintain, keep and preserve the Inventory and Records in good condition.

       (b) The Company may, unless and until an Event of Default hereunder occurs and is continuing and the Collateral Agent instructs the Company otherwise, without further consent or approval of the Collateral Agent, use, consume, sell, lease and rent the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owing by the Company.

       (c) As of the time any Inventory becomes subject to the security interest provided for hereby, the Company shall be deemed to have warranted as to any and all of such Inventory that all warranties of the Company set forth in this Agreement are true and correct with respect to such Inventory; such Inventory is located at a location set forth in or pursuant to (S)3(a) hereof other than Inventory of the kind referred to in clauses (i), (ii) and (iii) of (S)3(a) hereof; and if such inventory is scheduled, listed or referred to in any Borrowing Base Certificate, such Inventory qualifies as Eligible Inventory as of the date covered by such Borrowing Base Certificate.

       (d) The Company shall at the request of the Collateral Agent provide the Collateral Agent from time to time as specified by the Collateral Agent with a report of a physical listing and the location of all Inventory, provided that unless an Event of Default shall have occurred and be continuing, the Company shall not be required to provide such a report to the Collateral Agent more frequently than once in any calendar year. The Company shall at all times hereafter maintain a perpetual inventory for all items of Inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Company's cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during the Company's usual business hours at the request of the Collateral Agent. Immediately upon the occurrence of an Event of Default, and at such other times prior to the occurrence of an Event of Default as the Collateral Agent shall request, the Company shall conduct a physical count of the inventory and promptly following such physical inventory shall supply the Collateral Agent with a report in a form and with such specificity as may be reasonably satisfactory to the Collateral Agent concerning such physical count of the Inventory. The Company shall furnish such other reports and information concerning Inventory as the Collateral Agent may reasonably request.

       (e) If any of the Inventory is at any time evidenced by a document of title, then, upon the request of the Collateral Agent, such document shall be promptly delivered by the Company to the Collateral Agent.

       (f) The Collateral Agent shall not be responsible for: (i) the safekeeping of the Inventory; (ii) any loss or damage to the Inventory;
(iii) any diminution in the value of the

Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, lessee from or customer of the Company leasing or renting Inventory, or any other Person. As among the Company and the Collateral Agent, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by the Company. No Inventory shall be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party (excluding Inventory leased or rented to a third party in the ordinary course of business) without the Collateral Agent's prior written consent. The Company shall not sell any Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Company to repurchase such Inventory, except in the ordinary course of its business as presently conducted, it being understood that in its ordinary course of business as presently conducted the Company does, in fact, sell Inventory on approval and lease and rent Inventory to third parties with the option to purchase.

     Section 7. Power of Attorney. In addition to any other powers of attorney contained herein, the Company appoints the Collateral Agent, its nominee, or any other Person whom the Collateral Agent may designate as the Company's attorney in fact, with full power upon the occurrence and during the continuance of an Event of Default hereunder, to sign the Company's name on verifications of accounts and to send requests for verification of Receivables to customers or account debtors, to endorse the Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Collateral Agent's possession, to sign the Company's name on any invoice or bill of lading relating to any Receivables, on claims to enforce collection of any Receivables, on notices to and drafts against customers, on schedules and assignments of Receivables, on notices of assignment and on public records, to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Collateral Agent, to receive, open and dispose of all mail addressed to the Company and to do all things necessary to carry out this Agreement. The Company hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as the Agreement remains in effect. The Collateral Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants the Collateral Agent a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully satisfied and the commitment of the Banks and any Noteholder to extend credit to the Company has terminated.

     Section 8. Defaults and Remedies. (a) The occurrence of any of the following events, or the existence of any of the following conditions, shall constitute an "Event of Default" hereunder:

            (1) the occurrence of any event or the existence of any condition which is specified as an Event of Default under either the Credit Agreement or the Note Agreements; or

            (2) any representation or warranty made by the Company herein, or in any written statement or certificate furnished by it pursuant hereto, or in connection with this Agreement shall be untrue in any material respect as of the date of the issuance or making thereof; or

            (3) default by the Company in the observance or performance of any provision, covenant or agreement contained in (S)3(b), (f), (g), and (k) hereof; or

            (4) default in the observance or performance by the Company of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the Collateral Agent.

       (b) With respect to all of the Collateral other than Cash, upon the occurrence and during the continuation of any Event of Default hereunder, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Collateral Agent may, without demand and without advertisement, notice, hearing or process of law, all of which the Company hereby waives, at any time or times, sell and deliver any or all Collateral (other than Cash) held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all mandatory legal requirements. In addition to all other sums due the Collateral Agent, any Bank or any Noteholder hereunder, the Company shall pay the Collateral Agent, any Bank and any Noteholder all costs and expenses incurred by the Collateral Agent, such Bank or such Noteholder, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Collateral Agent, such Bank, such Noteholder or the Company concerning any matter arising out of or connected with this Agreement or the Collateral or Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with (S)11(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Company if the Company has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Collateral Agent, any bank or any noteholder may be the purchaser at any such sale. To the extent permitted by applicable law, the Company hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

       (c) With respect to all of the Collateral other than Cash, without in any way limiting the foregoing, the Collateral Agent shall, upon the occurrence and during the continuation of any Event of Default hereunder, have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral (other than Cash) and anything found therein, the right for that purpose to enter without legal process any premises where such Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Company's premises (the Company hereby agreeing to lease such premises without cost or expense to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Collateral (other than Cash) or any part thereof to such other places as the Collateral Agent may desire. Upon the occurrence and during the continuation of any Event of Default hereunder, the Company shall, upon the Collateral Agent's demand, assemble the Collateral (other than Cash) and make it available to the Collateral Agent at a place designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Collateral (other than Cash), the Company shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in such Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for such Collateral and maintaining inventory records.

       (d) With respect to Cash, upon the occurrence and during the continuation of any Event of Default hereunder, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), the right (1) to exercise exclusive control over any proceeds of Collateral in its possession or held at any Depository Bank or in any lockbox established pursuant to (S)5(b) hereof and
(2) to exercise any and all rights with respect to deposit accounts of the Company and Cash (including without limitation those maintained with the Collateral Agent, any Bank or any Noteholder), including without limitation the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account, and shall have the right to apply such amounts in reduction of the Secured Obligations as contemplated by (S)9 hereof.

       (e) Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Company and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Collateral Agent, the Agent, the Banks and the Noteholders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent, the Agent, the Banks or the Noteholders may have.

     Section 9. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Collateral Agent upon the occurrence and during the continuation of any Event of Default hereunder shall, when received by the Collateral Agent in cash or its equivalent, be applied by the Collateral Agent in reduction of the Secured Obligations as set forth in the Intercreditor Agreement. The Company shall remain liable to the Collateral Agent, the Agent, the Banks and the Noteholders for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Company or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.

     Section 10. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, principal, premium, if any, and interest, and all other amounts then due and payable under any of the Credit Agreement, Note Agreements and the Senior Notes have been fully paid and satisfied in cash and any commitment of the Banks to extend any credit to the Company under the Credit Agreement shall have terminated. Upon such termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Company, forthwith release all its liens and security interests hereunder.

     Section 11. Miscellaneous. (a) This Agreement and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by the Company and the Collateral Agent (upon the direction of the Majority Benefited Parties, as such term is defined in the Intercreditor Agreement). This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent, the Agent, the Banks and the Noteholders hereunder, to the benefit of the Collateral Agent, the Agent, the Banks and the Noteholders and their respective successors and assigns which are permitted under the Note Agreements, the Credit Agreement and the Intercreditor Agreement; provided, however, that the Company may not assign its rights or delegate its duties hereunder without the Collateral Agent's prior written consent. The Company hereby releases the Collateral Agent from any liability for any act or omission relating to the Collateral or this Agreement, except the Collateral Agent's gross negligence or willful misconduct.

       (b) Except as otherwise specified herein, all notices hereunder shall be in writing (including telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by overnight air courier, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices given by telecopy shall be confirmed in writing within 24 hours by overnight air courier at the address for the relevant party provided below. Notices hereunder shall be addressed:


          To the Company at:

          U.S. Rentals, Inc.
          1581 Cummins Drive, Suite 155
          Modesto, California  95358
          Attention:  Chief Financial Officer
          Telephone:  (209) 544-9000
          Telecopier:  (209) 544-6756

          To the Collateral Agent at:

          Bank of America National Trust and Savings Association
          1455 Market Street, 13th Floor
          San Francisco, California  94103
          Agency Management Services No. 10831
          Attention:  Charles Graber
          Telephone:  (415) 436-3495
          Telecopier:  (415) 436-2700

          To the Agent and the Banks at their respective addresses and telecopy numbers set forth in the Credit Agreement

          To the Noteholders at their respective addresses for notices set forth in the Note Agreements

Each such notice, request or other communication shall be effective upon receipt.

       (c) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

       (d) This Agreement shall be deemed to have been made in the State of California and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

       (e) In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Intercreditor Agreement and all the provisions of said Intercreditor Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Collateral Agent shall not take action under this Agreement unless permitted or required to do so under the terms of the Intercreditor Agreement. The Collateral Agent hereby disclaims any representation or warranty to the Agent, the Banks and the Noteholders concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.

       (f) EACH OF THE COMPANY AND THE COLLATERAL AGENT HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH.

       (g) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.


                                     U.S. RENTALS, INC.



                                     By  /s/ John S. McKinney
                                         -------------------------------
                                         Name:  John S. McKinney
                                         Title:  Vice President and
                                                 Chief Financial Officer

     Accepted and agreed to by the Collateral Agent as of the date first above written.


                                     Bank of America National Trust and
                                        Savings Association, as Collateral Agent for the Noteholders, the Agent and the Banks



                                     By  /s/ Robert W. Troutman
                                         ----------------------------------
                                         Name: Robert W. Troutman
                                         Title: Vice President

                       FORM OF ACCOUNT LETTER AGREEMENT

                                                         ________________, 199__


[Name and Address of Bank]

     Re:                        U.S. Rentals, Inc.


Ladies and Gentlemen:

     We, U.S. Rentals, Inc. (the "Company"), hereby notify you that, effective immediately, we have transferred exclusive ownership and control of our accounts, numbered __________________ maintained with you together with any other accounts which we may hereafter open with you (collectively, the "Accounts") to Bank of America National Trust and Savings Association, as Collateral Agent (the "Collateral Agent") for the holders of the Senior Obligations (as such term is defined in the hereinafter described Security Agreement), located at 1455 Market Street, 13th Floor, Agency Management Services No. 10831, San Francisco, California 94103.

     We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Accounts in accordance with the instructions of the Collateral Agent. In this regard, we wish to note that the Collateral Agent in the accompanying Acknowledgment and Authorization has authorized you to continue to accept instructions from the Company until you shall have received a Notice of Revocation from the Collateral Agent in the form attached hereto as Annex A (a "Notice of Revocation"). It is understood and agreed that you shall have no obligation to investigate the authority of the Collateral Agent to execute a Notice of Revocation or to verify the circumstances underlying its delivery. Furthermore, we agree to hold you harmless for any actions taken by you in reliance on a Notice of Revocation. No revocation of this letter agreement by the Company shall be valid without the written consent of the Collateral Agent.

     We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts.

     All funds deposited into the Accounts will not be subject to deductions, setoff, banker's lien or any other right in favor of any other person other than the Collateral Agent, except that you may setoff against the Accounts the face amount of any check deposited in and credited to such Accounts which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation, and you agree not to terminate the Accounts without giving the Collateral Agent at least 60 days' prior written notice.

                                   EXHIBIT 1
                            (to Security Agreement)

     Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two of the enclosed copies of this letter and returning both copies to: _________________________.


                                             Very truly yours,

                                             U.S. RENTALS, INC.



                                             By ___________________________
                                                Its

Acknowledged and agreed to
as of this _____ day of
_____________, _______, by:

[NAME OF BANK]



By ________________________________
   Its

                         FORM OF NOTICE OF REVOCATION
                                                                          [Date]


[Name and Address of Bank]

     Re:                       U.S. Rentals, Inc.


Ladies and Gentlemen:

     Reference is hereby made to (i) that certain Account Letter Agreement dated ____________, 199__ (the "Account Letter Agreement") addressed to you from U.S. Rentals, Inc. (the "Company") and (ii) Section 8(d) of the Third Amended and Restated Security Agreement Re: Receivables, Inventory, Equipment, and Documents dated as of July 1, 1996 (as amended or restated from time to time, the "Security Agreement") by and between the Company and Bank of America National Trust and Savings Association, as Collateral Agent (the "Collateral Agent") for the holders of the Secured Obligations (as such term is defined in the Security Agreement).

     Pursuant to the terms of the Account Letter Agreement, the Collateral Agent hereby notifies you that (i) an Event of Default under the Security Agreement has occurred and is continuing; and (ii) all authority granted to the Company to direct the payment of funds from the accounts covered by and more particularly described in the Account Letter Agreement (collectively, the "Accounts") pursuant to the Acknowledgment and Authorization from the Collateral Agent to you, which was acknowledged and agreed to by you on _________, 199__, has been revoked. From and after the date hereof, the Collateral Agent will be exercising exclusive control over the Accounts and you are instructed to discontinue accepting instructions from the Company for the payment of funds from said Accounts. All further instructions regarding the Accounts will be delivered by the Collateral Agent.


                                     Very truly yours,

                                     BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Collateral
                                        Agent

                                     By ____________________________________
                                        Its

                                    ANNEX A
                         (to Account Letter Agreement)

                        ACKNOWLEDGMENT AND AUTHORIZATION

     Bank of America National Trust and Savings Association, as Collateral Agent (the "Collateral Agent") for the holders of the Secured Obligations (as such term is defined in the hereinafter described Security Agreement), hereby acknowledges the transfer to it of exclusive ownership and control of the "Accounts" (as defined in, and pursuant to the terms of the foregoing letter (the "Letter Agreement")) executed by U.S. Rentals, Inc. (the "Company") and acknowledged by [Name of Bank] (the "Bank"). Pursuant to the second paragraph of the Letter Agreement, the Collateral Agent hereby authorizes the Bank to continue to accept instructions from the Company for the payment of funds from said Accounts until the Collateral Agent notifies the Bank in writing to the contrary, which notice shall (a) reference (S)8(d) of the Third Amended and Restated Security Agreement Re: Receivables, Inventory, Equipment, and Documents dated as of July 1, 1996 by and between the Company and the Collateral Agent (as amended or restated from time to time, the "Security Agreement") and (b) state that an Event of Default under the Security Agreement has occurred and is continuing. Any such written notice shall be effective on the business day received by Bank if received before 4:00 P.M. (__________ time) and if not received by such time, on the next succeeding business day. The Collateral Agent agrees to reimburse Bank for all costs and expenses incurred by Bank in connection with the performance of the terms of the Letter Agreement after the date on which the Collateral Agent gives Bank the written notice described in the preceding sentence to the extent such costs and expenses are not reimbursed by the Company.

                                     BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Collateral
                                        Agent

                                     By ____________________________________
                                        Its


Acknowledged and agreed to
as of this _____ day of
______________, 199___ by:

[NAME OF BANK]



By _________________________________
   Its

                                  SCHEDULE A
                            DESCRIPTION OF ACCOUNTS

Location                            Bank
--------                            ----
Home Office and                     Bank of America
CA Profit Centers                   Corporate Service Center
                                    Department #5693
                                    1850 Gateway Blvd. 4th Floor
                                    Concord, CA 94520
                                    Attn: Barbara Garibaldi

Central Cash                        Account # 12331-13468
Depository ZBA                      Account # 12336-11070
AP Controlled Documents
ZBA                                 Account # 12334-11071
Group Insurance                     Account # 12332-11072
1st Union National Bank             Account # 79985-14389

---------------------------------------------------------------------------

Corporate                           Bank of America
1120 La Collina                     555 South Flower Street
Beverly Hills, CA 90210             Los Angeles, CA 90071

General Account # 145-9900632
Payroll Account # 145-9700577

USR Leasing Company                 Bank of America
                                    Corporate Service Center
                                    Same as above
                                    Account # 12333-11807

---------------------------------------------------------------------------

Jan Turner Gallery                  Bank of America
9006 Melrose Ave.                   PO Box 30746
Los Angeles, CA 90069               Los Angeles, CA 90030
(310) 271-4453

Account # 01346-09285

                                  SCHEDULE A
                            DESCRIPTION OF ACCOUNTS

===============================================================================
  PC#             LOCATION                  BANK                    ACCOUNT #
===============================================================================
#7          3266 E. Washington St.     Bank of America              81751-11893
Phoenix     Phoenix, AZ 85034          2902 N. 44th St.
0007 (5)    (602) 273-7401             Phoenix, AZ 85018
                                       (602) 248-4609
                                       (800) 284-8491

#12         3448 S. Decatur Blvd.      FIB of Nevada                147-0177022
Las Vegas   Las Vegas, NV 89102        Spring Mountain Branch
0012 (5)    (702) 871-5575             P.O. Box 98588
                                       Las Vegas, NV 89193
                                       (800) 777-3000

#17         1458 Lomaland Drive        Montwood National Bank       402-858-9
El Paso     El Paso, TX 79935          Main Branch
0017 (4)    (915) 598-1264             P.O. Box 937007
                                       El Paso, TX 79937-7007
                                       (915) 779-4800

#27         1011 South Prudence        Bank of America              86351-21556
Tucson      Tucson, AZ 85710           7880 E. Broadway
0027 (3)    (602) 296-7611             Tucson, AZ 85710
                                       (800) 284-8491

#28         790 Glendale Rd.           FIB of Nevada                144-9180571
Sparks      Sparks, NV 89431           McCarran Boulevard Office
0028 (1)    (702) 359-6660             P.O. Box 11007
                                       Reno, NV 89520-0010
                                       (800) 777-3000
                                       (702) 753-4502

#31         112 W. Airline Highway     First American Bank          41-3538-5
Kenner      Kenner, LA 70062           P.O. Box 550
0031 (5)    (504) 467-1512             Vacherie, LA 77090-0550
                                       (504) 265-2265

#32         12017 North Loop Rd.       Bank of America, Texas       03174-46264
San Antonio San Antonio, TX 78216      15142 San Pedro
0032 (3)    (210) 494-5288             San Antonio, TX 78232
                                       (210) 496-1136

#33         613 Sterlington Rd.        Regions Bank                 42-0010-4892
Monroe      Monroe, LA 71203           P.O. Box 7232
0033 (1)    (318) 323-7775             Monroe, LA 71211-7232
                                       (318) 362-8200

#34         2640 Linwood Ave.          Hibernia National Bank       3189120
Shreveport  Shreveport, LA 71103       P.O. Box 61540
0034 (9)    (318) 635-6404             New Orleans, LA 71060
                                       (318) 221-5406
                                       (800) 236-7462

                                  SCHEDULE A
                            DESCRIPTION OF ACCOUNTS

===============================================================================
  PC#             LOCATION                  BANK                    ACCOUNT #
===============================================================================
#35         2465 W. Cardinal Drive     Lamar Bank                   132910
Beaumont    Beaumont, TX 77705         3200 Avenue A
0035 (6)    (409) 842-5614             Beaumont, TX 77705
                                       (800) 323-3606
                                       (409) 838-4781

#36         609 North Bell             Bank One, Northwest Austin   75-00259002
Cedar Park  Cedar Park, TX 78613       P.O. Box 2266
0036 (4)    (512) 335-0061             Austin, TX 78780-2266
                                       (512) 404-1111
                                       (800) 695-1111
                                       (512) 479-5400

#37         5317 Mansfield High        Bank of America Texas        84503-01050
Fort Worth  Fort Worth, TX 76119       4351 Little Road
0037 (2)    (817) 483-6411             Arlington, TX 76016-5604
                                       (817) 478-2132

#38         1350 South Loop 12         Bank of America Texas        78179-01384
Irving      Irving, TX 75060           330 West Irving Boulevard
0038 (0)    (214) 579-7506             Irving, TX 75060-2905
                                       (214) 259-2639

#39         17138 US Highway 290       Sterling Bank                001-0193348
Jersey      Houston, TX 77040          P.O. Box 40333
 Village    (713) 466-7040             Houston, TX 77240-0333
0039 (8)                               (713) 466-8300
                                       (713) 507-7378               Statements

#40         5415 Bissonnet             Bank of America Texas        24069-00637
Bellaire    Houston, TX 77081          4555 Bissonnet
0040 (6)    (713) 666-0731             Bellaire, TX 77401-3195
                                       (713) 664-2112

#41         1201 Capital Ave.          NationsBank of Texas         232-080751-1
Plano       Plano, TX 75074            P.O. Box 831547
0041 (4)    (214) 423-8996             Dallas, TX 75283-1547
                                       (800) 462-6289

#42         4301 San Dario Avenue      Int'l Bank of Commerce       7095856-01
Laredo      Laredo, TX 78041           4501 San Bernardo Ave.
0042 (2)    (210) 724-7368             Laredo, TX 78042
                                       (210) 722-7611

#52         3171 N. Deer Run Rd.       First Interstate Bank        163-0145300
Carson City Carson City, NV 89701      1550 Highway 50 East
0052 (1)    (702) 884-9745             P.O. Box 1010
                                       Carson City, NV 89702-1010
                                       (702) 885-1154

                                  SCHEDULE A
                            DESCRIPTION OF ACCOUNTS

===============================================================================
  PC#             LOCATION                  BANK                    ACCOUNT #
===============================================================================
#53         729 West Idaho             FIB of Nevada                027-0043380
Elko        Elko, NV 89801             P.O. Box 471
0053 (9)    (702) 738-3565             Elko, NV 89801
                                       (800) 777-3000
                                       (702) 738-2136

#64         2800 University Blvd. N.E. Bank of America              20619-91582
Albuquerque Albuquerque, NM 87107      5101 Menaul NE
0064 (6)    (505) 884-6565             P.O. Box 25000
                                       Albuquerque, NM 87125
                                       (505) 889-1570

#65         1919 E. 8th St.            Texas Commerce Bank          095-00968453
Odessa      Odessa, TX 79761           620 N. Grant Street
0065 (3)    (915) 332-1211             Odessa, TX 79760
                                       (915) 335-4401

#69         9501 Interstate 30         Metropolitan National Bank   105430
Little Rock Little Rock, AR 72209      P.O. Box 8010
0069 (5)    (501) 565-5200             Little Rock, AR 72203
                                       (501) 377-7600

#84         P.O. Box 42387             Texas Commerce Bank          018-00049510
Houston     Houston, TX 77242          P.O. Box 2558
Credit      (713) 784-2330             Houston, TX 77252
0084 (4)                               (713) 216-7000

#101        1855 South Cole Rd.        Bank of America              24513-905
Boise       Boise, ID 83704            421 North Cole Rd.
0101 (6)    (208) 322-6225             Boise, ID 83704
                                       (208) 323-8700

#102        15 McGill Highway          Bank of America - Nevada     967000399
Ely         Ely, NV 89301              399 Altman Street
0102 (4)    (702) 289-3200             Ely, NV 89301
                                       (702) 289-4425
                                       (702) 289-3843 Fax

#111        1122 E. Northeast Loop 323 Southside Bank               1248847
Tyler       Tyler, TX 75710            2121 W. Gentry Parkway
0111 (5)    (903) 596-7368             Tyler, TX 75702
                                       (903) 531-7111

#112        1425 South Main            Bank of America Texas        66867-00796
Keller      Keller, TX 76244           P.O. Box 619031
0112 (3)    (817) 431-9419             Dallas, TX 75261-9031
                                       (817) 431-8451

                                  SCHEDULE A
                            DESCRIPTION OF ACCOUNTS

===============================================================================
  PC#             LOCATION                  BANK                    ACCOUNT #
===============================================================================
#131         1300 South West Street    Bank IV                      331000031456
Wichita      Wichita, KS 67213         500 S. West
0131 (3)     (316) 943-4237            Wichita, KS 67201
                                       (316) 261-4242

#132         525 N. Broadway/          Bank IV                      331000031463
Salina       1116 Hixson               500 S. West
0132 (1)     Salina, KS 67401          Wichita, KS 67201
             (913) 823-3779            (316) 261-4242

#133         2795 McConnell            Bank of Fayetteville         80016227
Fayetteville Fayetteville, AR 72703    P.O. Box 1728
0133 (9)     (501) 442-4233            Fayetteville, AR 72702
                                       (501) 444-4444

#134         2314 South 8th Street     Farmers and Merchants Bank   001007-555-0
Rogers       Rogers, AR 72756          4th and Chestnut
0134 (7)     (501) 636-5055            Rogers, AR 72756
                                       (501) 636-4233

#135         8316 West Interstate 40   Bank of Oklahoma             819024546
Oklahoma     Oklahoma City, OK 73128   Windsor Hills
City         (405) 232-0004            2601 N. Meridian
0135 (4)                               Oklahoma City, OK 73107
                                       (405) 951-5800
                                       (800) 722-4601

                                  SCHEDULE B

---------------------------    ---------------------------------------------------------------   ---------------------------------
   P.C.       LOCATION              MANAGER          TELEPHONE         STREET ADDRESS                CITY               ST    ZIP
----------------------------------------------------------------------------------------------------------------------------------
*  02      Downey               Torre Niles        310-861-0978    9606 E. Firestone Blvd.        Downey                CA   90241
*  03      Long Beach           Kelly Dingeman     310-422-1283    5640 Cherry Avenue             Long Beach            CA   90805
   04      San Jose             Ed Heinz           408-251-7730    2101 Alum Rock Ave.            San Jose              CA   95116
   05      Modesto-Yosemite     Burt Baucom        209-522-5211    2443 Yosemite Blvd.            Modesto               CA   95354
   07      Phoenix              Don Ebert          602-273-7401    3266 E. Washington St.         Phoenix               AZ   85034
*  08      Canoga Park          Mike Rau           818-340-5881    7755 Canoga Avenue             Canoga Park           CA   91304
   09      Montclair            Chris Kerber       909-624-9615    10625 Monte Vista Ave.         Montclair             CA   91763
   10      Victorville          Graeme Carr        619-245-3458    16363 "D" Street               Victorville           CA   92392
   11      Ventura              Stan Millard       805-644-7319    3665 Market Street             Ventura               CA   93003
   12      Las Vegas            Lee Braden         702-871-5575    3448 So. Decatur Blvd.         Las Vegas             NV   89102
*  13      Fontana              Andy Anderson      909-829-4881    16190 Valley Blvd.             Fontana               CA   92335
   14      Carmichael           George Carousos    916-487-7887    7424 Fair Oaks Blvd.           Carmichael            CA   95608
   15      Fullerton            Bill Jackson       714-871-5712    1301 S. State College          Fullerton             CA   92631
   16      Sacramento-North     Greg Aguilera      916-922-9895    3706 Marysville Blvd.          Sacramento            CA   95838
*  17      El Paso              Joseph Villarreal  915-598-1264    1458 Lomaland Drive            El Paso               TX   79935
   18      Sacramento           Joe Cors           916-451-7277    6201 Elvas Avenue              Sacramento            CA   95819
   19      Modesto              Russ Denner        209-521-6250    1331 Coldwell Avenue           Modesto               CA   95350
   20      Fresno               John Call          209-233-5261    4141 E. Belmont Ave.           Fresno                CA   93702
*  21      Huntington Beach     Dave Valdez        714-842-7765    7614 Warner Avenue             Huntington Beach      CA   92647
   22      Fresno-Blackstone    Steven Spence      209-222-3091    4470 N. Blackstone             Fresno                CA   93726
   23      Turlock              Tom Gerdes         209-632-7561    2800 N. Golden State           Turlock               CA   95380
   24      Stockton             John Fuhrman       209-948-9241    2081 Charter Way               Stockton              CA   95205
*  25      Merced               Don Watts          209-383-2984    1346 West 16th Street          Merced                CA   95340
   26      Lodi                 Kurt Miller        209-334-2850    210 E. Kettleman Lane          Lodi                  CA   95240
*  27      Tucson               Lance Evic         602-296-7611    1011 South Prudence            Tucson                AZ   85710
   28      Sparks               Craig Dotson       702-359-6660    790 Glendale Road              Sparks                NV   89431
*  29      Rocklin              Randy Erwin        916-624-0641    4755 Pacific Street            Rocklin               CA   95677
   30      Hartley & Nixon      Richard Gray       310-437-0921    1900 W. Anaheim Street         Long Beach            CA   90813
*  31      Kenner               Steve Morris       504-467-1512    112 W. Airline Highway         Kenner                LA   70062
*  32      San Antonio          Tommy Taylor       210-494-5288    12017 North Loop Road          San Antonio           TX   78216
*  33      Monroe               Tommy Gilmer       318-323-7775    900 Martin Luther King Drive   Monroe                LA   71203
   34      Shreveport           Jack Ravenna       318-635-6404    2640 Linwood Avenue            Shreveport            LA   71103
*  35      Beaumont             Frank Ewing        409-842-5614    2465 W. Cardinal Drive         Beaumont              TX   77705
*  36      Cedar Park           Randy Jones        512-335-0061    609 North Bell                 Cedar Park            TX   78613
*  37      Fort Worth           Greg Forbess       817-483-6411    5317 Mansfield Hwy.            Fort Worth            TX   76119
*  38      Irving               Kenny Perkins      214-579-7506    1350 South Loop 12             Irving                TX   75060
*  39      Jersey Village       Larry Robeson      713-466-7040    17138 US Highway 290           Houston               TX   77040
   40      Bellaire             Jeff McInemy       713-666-0731    5415 Bissonnet                 Houston               TX   77081
*  41      Plano                Bill Carpenter     214-423-8996    1201 Capital Avenue            Plano                 TX   75074
*  42      Laredo               Orlando Gonzalez   210-724-7368    4317 San Dario                 Laredo                TX   78041
   43      Kearny Mesa          Jeff Thomas        619-565-7122    5580 Kearny Villa              San Diego             CA   92123
*  44      Chula Vista          Dave Gregg         619-422-1106    501 "C" Street                 Chula Vista           CA   91910
   45      Napa                 Louis Maldonado    707-255-1066    1865 Tanen Street              Napa                  CA   94559
   47      Sunnyvale            Jim Nolan          408-736-7560    940 W. Evelyn Avenue           Sunnyvale             CA   94086
   49      Oakland              Mike Carter        510-562-3000    700 98th Ave.                  Oakland               CA   94603
*  50      Corona               John Strom         909-735-9310    525 Maple Street               Corona                CA   91720
   51      Baldwin Park         Barry Kennelly     818-962-4468    15402 Arrow Highway            Baldwin Park          CA   91706
   52      Carson City          Robert Johnson     702-884-4745    3223 N. Deer Run Road          Carson City           NV   89701
   53      Elko                 Mark Romeo         702-738-3565    729 West Idaho                 Elko                  NV   89801
   54      Cathedral City       McKee Colburn      619-328-6573    36025 Cathedral Canyon         Cathedral City        CA   92234
*  55      Ridgecrest           Darrin Sullivan    619-446-7628    1241 Inyokern Road             Ridgecrest            CA   93555
   56      Vista                KC Jacobson        619-726-7200    240 West Vista Way             Vista                 CA   92083
   57      Redding              Chad Maughan       916-221-8851    3040 Crossroads Drive          Redding               CA   96003
*  58      Chico                Rick Russell       916-894-7799    2855 Fair Street               Chico                 CA   95928
   59      Santa Rosa           Del Keffer         707-585-7621    3939 South Moorland Ave.       Santa Rosa            CA   95407
   60      Arroyo Grande        Donald Waugh       805-489-3113    1105 El Camino Real            Arroyo Grande         CA   93420
   61      Lancaster            James Kennelly     805-948-2654    43631 Sierra Highway           Lancaster             CA   93534
   62      Indio                Joel Smith         619-775-6868    83525 Date Street              Indio                 CA   92201
*  63      Gilroy               Raz Quiroga        408-848-2510    6390 Chestnut Street           Gilroy                CA   95020
   64      Albuquerque          Louis Womack       505-884-6565    2800 University Blvd. N.E.     Albuquerque           NM   87107
*  65      Odessa               Jim Sacson         915-332-1211    1220 S. Grandview              Odessa                TX   79761
   67      San Juan Capistrano  Dan Autry          714-496-4783    32821 Calle Perfecto           San Juan Capistrano   CA   92675
*  68      Madera               Marc Watts         209-673-5831    750 Madera Avenue              Madera                CA   93637
*  69      Little Rock          David Dunlop       501-565-5200    9501 Interstate 30             Little Rock           AR   72209
*  101     Boise                Pat Tilman         208-322-6225    1855 South Cole Rd.            Boise                 ID   83704
   102     Ely                  Jody Hallmark      702-289-3200    H33 Box 33359                  Ely                   NV   89301
   104     Antioch              Tom Casey          510-757-5422    1204 Sunset Drive              Antioch               CA   94509
*  111     Tyler                Gary Waxler        903-596-7368    1122 E. Northeast Loop 323     Tyler                 TX   75710
   112     Keller               John Lowe          817-431-9419    1425 South Main                Keller                TX   76244
   131     Wichita              Tom Smith          316-943-4237    1300 South West Street         Wichita               KS   67213
   132     Salina               Tom Smith          913-823-3779    1116 Hixson                    Salina                KS   67401
*  133     Fayetteville         Lee Holmes         501-442-4233    2795 McConnell                 Fayetteville          AR   72703
   134     Rogers               Rob Brown          501-636-5055    2314 South 8th Street          Rogers                AR   72756
   135     Oklahoma City        Bill Wimberly      405-232-0004    8316 West Interstate 40        Oklahoma City         OK   73128
   136     Contractors-L.B.     Steve Nadelman     310-432-2954    2020 West Pacific Coast Hwy    Long Beach            CA   90810
   137     Contractors-Gardena  Steve Nadelman     310-527-9858    13316 South Western Avenue     Gardena               CA   90249

----------------
*=OWNED

                                  SCHEDULE C

                             PERMITTED TRADE NAMES


U.S. Rentals, Inc.

[LOGO OF U.S. RENTALS] (Registered)

Hartley Nixon Rentals (DBA)

California Equipment Rentals (DBA)

Sisco Equipment Rental & Sales (DBA)

U.S. Hi-Reach (DBA)

Contractors Equipment Rental (DBA)